UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        September 7, 2012

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 7, 2012, we amended our Private Shelf Facility Agreement dated September 9, 2009 with Prudential Investment Management, Inc., which provides us with an uncommitted $200 million private shelf facility under which no notes have ever been issued. The principal effects of the amendment are to extend the period during which we may issue notes under the private shelf facility to September 7, 2015 and to amend the negative covenants to correspond to the negative covenants under our revolving credit facility with Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing line lender, and certain financial institutions as lenders. The foregoing description of the amendment to our Private Shelf Facility Agreement is intended to be only a summary and is qualified by reference to the complete amendment, a copy of which is included as an exhibit to this report and hereby incorporated by reference into this Item.

Item 9.01    Financial Statements and Exhibits.

The following is being furnished as an exhibit to this report.

Exhibit 10.1
Letter Amendment No. 1 dated as of September 7, 2012 to $200,000,000 Private Shelf Facility dated as of September 9, 2009 between Oceaneering International, Inc. and Prudential Investment Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	September 10, 2012	By:	/S/ ROBERT P. MINGOIA
Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Letter Amendment No. 1 dated as of September 7, 2012 to $200,000,000 Private Shelf Facility dated as of September 9, 2009 between Oceaneering International, Inc. and Prudential Investment Management, Inc.